EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the inclusion in the Registration Statement on Form S-4 of BankFirst Corporation, of our report dated February 6, 1998 on the 1997 consolidated financial statements of BankFirst Corporation (formerly Smoky Mountain Bancorp, Inc.). We also consent to the reference to us under the heading "Experts" in the prospectus.


/s/ Crowe, Chizek and Company LLP
    -------------------------------
    Crowe, Chizek and Company LLP

Louisville, Kentucky

June 19, 1998